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                                                                    EXHIBIT 23

                               AUDITOR'S CONSENT


I consent to the incorporation by reference in Registration Statement Nos. 33-51163, 33-55309 and 33-62095, all on Form S-3; in Post-Effective Amendment No. 1 to Registration Statement No. 33-17970 and Registration Statement Nos. 33-51277, 33-54169, 33-56625, 33-57043 and 33-58461, all on Form S-8; and in
Registration Statement Nos. 33-36239 and 33-58569 on Form S-4 of my report, dated 3 October, 1995, included with the Current Report on Form 8-K of PacifiCorp dated 12 December, 1995.



Melbourne, Australia                      C.A. BARAGWANATH
12 December, 1995                         Auditor-General